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                                                                     EXHIBIT 3.2

                                BYLAW AMENDMENT

                                   ARTICLE V

                                    OFFICERS

         SECTION   5.1 OFFICERS DESIGNATED. The officers of the corporation
shall include a President and a Secretary, and, if and when designated by the Board of Directors, a Chairman of the Board of Directors, one or more Presidents of designated function, one or more executive and non-executive Vice Presidents (any one or more of which executive Vice Presidents may be designated as Executive Vice President or Senior Vice President or a similar title), and a Treasurer. The Board of Directors also may, at its discretion, create additional officers and assign such duties to those offices as it may deem appropriate from time to time, which offices may include a Vice Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Controller one or more Assistant Secretaries and Assistant Treasurers, and one or more other officers which may be created at the discretion of the Board of Directors. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

         SECTION  5.2 TENURE AND DUTIES OF OFFICERS

         (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Except for the Chairman of the Board and the Vice Chairman of the Board, no officer need be a director.

         (b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the Board of Directors and, unless the Chairman has designated the next senior officer to so preside, at all meetings of the stockholders. The Chairman of the Board of Directors shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

         (c) Duties of the Vice Chairman of the Board. The Board of Directors may but is not required to assign areas of responsibility to a Vice Chairman of the Board, and, in such event, and subject to the overall direction of the Chairman of the Board and the Board of Directors, the Vice Chairman of the Board shall be responsible for supervising the management of the affairs of the corporation and its subsidiaries within the area or areas assigned and shall monitor and review on behalf of the Board of Directors all functions within such corresponding area or areas of the corporation and each such subsidiary of the corporation. Further, the Vice
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Chairman of the Board shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Vice Chairman of the Board by the Board of Directors or the Chairman of the Board.

         (d) Duties of the Chief Executive Officer. Subject to such supervisory power, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer, unless otherwise determined by the Board of Directors, shall be the senior executive officer of the corporation and shall, subject to control of the Board of Directors, have general supervision, direction, and control of the business, officers and affairs of the corporation. In the absence or nonexistence of a Chairman of the Board and a Vice Chairman of the Board, he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of a chief executive officer or president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         (e) Duties of President(s). The President, or President(s) (if more than one be designated), by virtue of designation as such, shall be executive officers of the corporation and shall have such powers and perform such duties as the Board of Directors, these Bylaws, the Chief Executive Officer or the Chairman of the Board may designate from time to time. Each President shall at all times possess power to sign all certificates, contracts and other instruments of the Corporation, except as otherwise limited pursuant to Article VI hereof or by the Chairman of the Board or the Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of the Chief Executive's inability or refusal to act, the President, or if there is more than one, the Presidents, in the order determined by the Board of Directors (or if there be no such determination, then in the order of the person designated President and Chief Operating Officer, if any, followed by any other Presidents in the order of their election), shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer.

         (f) Duties of the Chief Operating Officer. Subject to control of the Chief Executive Officer (or if there be no Chief Executive Officer, the President(s) and the Board of Directors), the Chief Operating Officer shall have general operating charge, management and control, of the properties, business and operations of the corporation with all such powers as may be reasonably incident to such responsibilities.

         (g) Duties of Vice Presidents. Vice Presidents, by virtue of their appointment as such, shall not necessarily be deemed to be executive officers of the corporation, such status as an executive officer only being conferred if and to the extent such Vice President is placed in charge of a principal business unit, division or function (e.g., sales, administration or finance) or performs a policy-making function for the corporation (within the meaning of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder). Each executive Vice President shall at all times possess, and upon the authority of the President or the Chief Executive Officer, any non-executive Vice President shall from time to time possess, power to sign all certificates, contracts and other instruments of the corporation, except as otherwise limited pursuant to
Article VI hereof or by the Chairman of the Board, the Chief Executive Officer, a President, or the Vice Chairman of the Board. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.



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         (h) Duties of Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the stockholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the corporation affix the seal of the corporation to all contracts and attest the affixation of the seal of the corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the corporation; and shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the corporation during business hours. The Secretary shall perform all other duties given in these Bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The chief executive officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the chief executive officer, shall designate from time to time.

         (i) Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to such offices, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to an Assistant Secretary by the Board of Directors, the Chairman of the Board, the President(s), the Vice Chairman of the Board, or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

         (j) Duties of Treasurer.

                  i. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President shall designate from time to time. In addition, the Treasurer shall exercise the powers of the Controller during that officer's absence or inability or refusal to act. The Treasurer shall at all times possess power to sign all certificates, contracts and other instruments of the corporation, except as otherwise limited pursuant to Article VI hereof or by the Board of Directors, Chairman of the Board, the Chief Executive Officer, the President(s) or the Chief Financial Officer.

                   ii. In absence of a designated Chief Financial Officer, unless otherwise determined by the Board of Directors or Chief Executive Officer, the Treasurer shall serve as the chief financial officer subject to control of the Chief Executive Officer.

                  iii. The Chief Financial Officer, if any be designated, may, but need not serve as the Treasurer.

         (k) Controller. The Controller shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, Chief Executive Officer, if one be designated, the Chief Financial Officer or the Treasurer. The Controller shall perform



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other duties commonly incident to such office and shall also perform such other duties and have such powers as the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer shall designate from time to time. The Controller shall at all times posses power to sign all certificates, contracts and other instruments of the corporation, except as otherwise limited pursuant to Article VI hereof or by the Board of Directors, Chairman of the Board, the Chief Executive Officer, the President(s), the Chief Financial Officer or the Treasurer.

         (1) Assistant Treasurers. Each Assistant Treasurer shall each have the usual powers and duties pertaining to such office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the President(s), the Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the Treasurer. The Assistant Treasurer, or if there is more than one, the Assistant Treasurers, in the order determined by the Board of Directors (or if there be no such determination then in the order of their election) shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

         SECTION 5.3 DELEGATION OF AUTHORITY. For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

         SECTION 5.4 RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

         SECTION 5.5 REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of a majority of the Directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

   3. EXCEPT AS MODIFIED AS SET FORTH HEREIN, ALL THE TERMS AND PROVISIONS OF THE COMPANY'S BYLAWS SHALL CONTINUE IN FULL FORCE AND EFFECT.

Dated: September 25, 2000



                                             /s/ RICHARD M. KLINGE
                                             ----------------------------------
                                             Richard M. Klinge


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